                                                                    Exhibit 23.7

[BALUKOFF LINDSTROM & CO., P.A. LOGO]

BALUKOFF LINDSTROM & CO., P.A.
Certified Public Accountants


877 West Main Street, Suite 805
Boise, Idaho 83702
(208) 344-7150
FAX: (208) 344-7435




The Board of Directors
Citadel Broadcasting Company:



We consent to the use of our independent auditors' report on the combined financial statements of Pacific Northwest Broadcasting Corporation and Affiliates as of and for the year ended December 31, 1996, and to the reference to our firm under the heading "Independent Auditors" in the Form S-4 - Amendment No. 2.



/s/ BALUKOFF, LINDSTROM & CO., P.A.

February 4, 1999